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                                                                      Exhibit 24


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or by incorporation by reference made a part of the Annual Report on Form 10-K of Oil-Dri Corporation of America for the fiscal year ended July 31, 1994 and the Registration Statement of Form S-8 relating to the Oil-Dri Corporation of America Stock Option Plan.

BLACKMAN KALLICK BARTELSTEIN

October 21, 1994

[BLACKMAN KALLICK BARTELSTEIN LETTERHEAD]